SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                 SOUTHERN BANCSHARES (N.C.), INC.                                       SOUTHERN CAPITAL TRUST I
                 --------------------------------                                       ------------------------
     (Exact name of registrant as specified in its charter)              (Exact name of registrant as specified in its charter)

                             DELAWARE                                                            DELAWARE
----------------------------------------------------------------                  ------------------------------------
            (State of incorporation or organization)                            ( State of incorporation or organization)

                              56-1538087                                                         Applied For
                              ----------                                                         -----------
                (IRS Employer Identification No.)                                   (IRS Employer Identification No.)

                      121 East Main Street                                                121 East Main Street
                Mount Olive, North Carolina 28365                                    Mount Olive, North Carolina 28365
                ---------------------------------                                    ---------------------------------
             (Address of principal executive offices)                               (Address of principal executive offices)

If this Form relates to the registration of a class of securities     If this Form relates to the registration of a class of
pursuant to Section 12(b) of the Exchange Act and is effective        securities pursuant to Section 12(b) of the Exchange Act
pursuant to General Instruction A.(c), please check the               and is effective pursuant to General Instruction A.(c), please
following the following box. [X]                                      check the following box. [X]


 Securities Act registration statement file number to which this form relates:
                                   333-52107
                                   ---------

                       Securities to be registered pursuant to Section 12(b) of the Act:


                       Title of each class                                           Name of each exchange on which
                         to be so registered                                          each class is to be registered
                         -------------------                                          ------------------------------

           8.25% Cumulative Trust Preferred Securities                              American Stock Exchange, Inc.
    --------------------------------------------------------                  -------------------------------------


                       Securities to be registered pursuant to Section 12(g) of the Act:


                                                         None
                                                         ----
                                                   (Title of Class)

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1.       Description of Registrants' Securities to be Registered

         For a full description of Southern Capital Trust I's 8.25% Cumulative Trust Preferred Securities, reference is made to the information contained under the captions "Description of the Capital Securities," "Description of the Junior Subordinated Debentures," "Description of the Guarantee," and "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee" in the Prospectus that forms a part of the Registrants' Registration Statement on Form S-1 (Registration Number 333-52107), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

 2.       Exhibits

         The following Exhibits are included in this Registration Statement or are incorporated herein by reference:

         (1) Initial Trust Agreement of Southern Capital Trust I (incorporated herein by reference to Exhibit 4.1 to Registration Statement on Form S-1 (Registration Number 333-52107))

         (2) Certificate of Trust of Southern Capital Trust I (incorporated herein by reference to Exhibit 4.2 to Registration Statement on Form S-1 (Registration Number 333-52107))

         (3) Form of Amended and Restated Trust Agreement of Southern Capital Trust I (incorporated herein by reference to Exhibit
                  4.3 to Amendment No. 1 to Registration Statement on Form S-1 (Registration Number 333-52107))

         (4) Form of Capital Security Certificate (contained as an exhibit to Exhibit 3 above)

         (5) Form of Guarantee Agreement (incorporated herein by reference to Exhibit 4.5 to Amendment No. 1 to Registration Statement on Form S-1 (Registration Number 333-52107))

         (6) Form of Junior Subordinated Indenture between Southern BancShares (N.C.), Inc. and Bankers Trust Company, as Indenture Trustee (incorporated herein by reference to Exhibit
                  4.6 to Amendment No. 1 to Registration Statement on Form S-1 (Registration Number 333-52107))

         (7)      Form of Junior Subordinated Debenture (contained in Exhibit
                  6 above)


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                                   SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned thereunto duly authorized.

Dated:   June 5, 1998

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SOUTHERN BANCSHARES (N.C.), INC.                                SOUTHERN CAPITAL TRUST I


By:        S/ John C. Pegram, Jr.                               By:  SOUTHERN BANCSHARES (N.C.), INC
                                                                            As Depositor
                  John C. Pegram, Jr.
                  President
                                                                By:        S/ John C. Pegram, Jr.
                                                                           John C. Pegram, Jr.
                                                                           President
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